UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Aston Funds

(Name of Registrant as Specified In Its Charter)

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September 29, 2011

ASTON FUNDS

ASTON/Cornerstone Large Cap Value Fund

(formerly known as ASTON Value Fund)

Dear Shareholder:

Effective July 15, 2011, Cornerstone Investment Partners, LLC (“Cornerstone”) was appointed as subadviser to the ASTON/Cornerstone Large Cap Value Fund (the “Fund”). The enclosed Information Statement provides information about Cornerstone and the new subadvisory agreement for the Fund between Cornerstone and Aston Asset Management, LP (“Aston”).

This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order granted to Aston and Aston Funds by the Securities and Exchange Commission. The order permits Aston to enter into or materially amend subadvisory agreements without shareholder approval. The Board of Trustees of Aston Funds must approve such subadvisory agreements or amendments, and shareholders of the Fund must be provided with specified information within 90 days of the hiring of any new subadviser. This Information Statement is being provided to you to meet these requirements. The full Information Statement will be available on the Aston Funds website at http://www.astonfunds.com/forms-prospectuses/additional-sec-filings until January 2, 2012. A paper or electronic copy of the Information Statement may be obtained, without charge, by contacting Aston Funds at (800) 992-8151.

Please read the enclosed Information Statement for additional information. We look forward to continuing to serve your investment needs.

Sincerely,

Kenneth C. Anderson

President

September 29, 2011

ASTON FUNDS

ASTON/Cornerstone Large Cap Value Fund

(formerly known as ASTON Value Fund)

120 NORTH LASALLE STREET

25TH FLOOR

CHICAGO, ILLINOIS 60602

INFORMATION STATEMENT

This Information Statement is being furnished to shareholders of the ASTON/Cornerstone Large Cap Value Fund (formerly known as ASTON Value Fund) (the “Fund”), a series of Aston Funds (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order granted to Aston Asset Management, LP (“Aston”) and the Trust by the Securities and Exchange Commission (the “SEC”). Aston serves as the investment adviser of the Fund. Effective July 15, 2011, Cornerstone Investment Partners, LLC (“Cornerstone” or the “Subadviser”) serves as the subadviser of the Fund. The exemptive order permits Aston to enter into and materially amend subadvisory agreements without the approval of the Fund’s shareholders.

The Board of Trustees of the Trust (the “Board”) must approve a new subadvisory agreement and review the continuance of a subadvisory agreement annually after an initial term of not more than two years. Under the exemptive order, if Aston hires a new subadviser, shareholders of the Fund must be provided with an Information Statement containing certain information about the subadviser and the subadvisory agreement. The sub-investment advisory agreement for the Fund between Aston and Cornerstone (the “Cornerstone Sub-Investment Advisory Agreement”) is attached to this Information Statement as Appendix A.

We are relying on SEC rules and interpretive guidance that allow funds to furnish Information Statements to shareholders via the Internet. We will send a Notice of Internet Availability of Information Statement (the “Notice”) on or about October 4, 2011 to the Fund’s shareholders of record as of August 12, 2011. The Notice describes how to access the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

BACKGROUND

Prior to July 15, 2011, MFS Institutional Advisors Inc. (“MFS”) served as subadviser to the Fund pursuant to a sub-investment advisory agreement between Aston and MFS (the “MFS Sub-Investment Advisory Agreement”). At a meeting held on June 23, 2011, Aston recommended and the Board approved the termination of the MFS Sub-Investment Advisory Agreement. In addition, Aston recommended and the Board approved the Cornerstone Sub-Investment Advisory Agreement, under which Cornerstone now serves as subadviser to the Fund.

Cornerstone was founded in 2001 and is 100% employee-owned. Cornerstone offers a variety of equity strategies and employs a proprietary process to identify equity investments. The Fund’s portfolio management team consists of John Campbell, Rick van Nostrand, Cameron Clement and Dean Morris. It is anticipated that in the next three to six months Cornerstone will reallocate certain of its ownership interests among its existing employees. After the reallocation is complete, Cornerstone will continue to be 100% employee-owned and there will be no change in Cornerstone’s management or its investment management team for the Fund. The portfolio management team consisting of John Campbell, Rick van Nostrand, Cameron Clement and Dean Morris will continue to serve as the portfolio managers of the Fund. Because Cornerstone believes that the ownership changes could be viewed as a change of control, Cornerstone sought the Board’s consent to the potential assignment of the Cornerstone Sub-Investment Advisory Agreement. At an in-person meeting held on September 15, 2011, the Board, including those Trustees who are not “interested persons” of the Fund, the investment adviser or any subadviser of the Trust (the “Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved the assignment of the Cornerstone Sub-Investment Advisory Agreement.

John Campbell, CFA, is Chief Investment Officer of Cornerstone and is responsible for maintaining and adhering to the firm’s overall investment philosophy and process. Mr. Campbell has been with the firm since 2005 and has been in the industry since 1982. He has a BS from State University of New York at Fredonia.

Rick van Nostrand, CFA, is responsible for fundamental research and oversight coverage for a portion of the portfolio holdings. Mr. van Nostrand has been with the firm since 2005. He has a BS from Southern Methodist University and an MBA from the Wharton School at the University of Pennsylvania.

Cameron Clement, CFA, is responsible for fundamental research and oversight coverage for a portion of the portfolio holdings. Mr. Clement has been with the firm since 2008. Prior to joining Cornerstone in 2008, Mr. Clement was a portfolio manager with Invesco Capital Management since January 2003. He is a graduate of the University of Strathclyde in Glasgow, Scotland.

Dean Morris, CFA, is responsible for fundamental research and oversight coverage for a portion of the portfolio holdings. Mr. Morris has been with the firm since 2008. Prior to joining Cornerstone in 2008, Mr. Morris was a quantitative analyst with Invesco Capital Management since October 1997. He is a graduate of Williams College and has an MBA from the University of Chicago.

Generally, the 1940 Act requires an investment advisory agreement to be approved by the Board, including the Independent Trustees, and the Fund’s shareholders in order for it to become effective. However, the exemptive order granted to Aston and the Trust allows Aston to hire and terminate subadvisers and amend subadvisory agreements, subject to Board approval, without obtaining shareholder approval. At the Board meeting held on June 23, 2011, and for the reasons discussed below, the Board, including the Independent Trustees, approved the Cornerstone Sub-Investment Advisory Agreement.

PRINCIPAL INVESTMENT STRATEGIES AND RISKS

Effective July 15, 2011, all of the assets of the Fund were allocated to Cornerstone for management, and the Fund changed its name to ASTON/Cornerstone Large Cap Value Fund. The Fund’s investment objective has not changed as a result of the appointment of Cornerstone. However, in connection with the name change of the Fund and in order to reflect Cornerstone’s investment process, the Fund has adopted the following principal investment strategies.

Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities of large-cap companies. The Fund defines a large-cap company as one having a market capitalization of $5 billion or more at the time of acquisition. This policy is not fundamental and may be changed upon 60 days’ prior notice to shareholders.

The portfolio managers seek to identify companies they believe are undervalued compared to their perceived worth (value companies). Value companies tend to have stock prices that are low relative to their earnings, dividends, assets or other financial measures. The portfolio managers use a bottom-up investment approach in buying and selling investments for the Fund. Investments are selected primarily based on fundamental analysis of individual issuers and their potential in light of their current financial condition and industry position, including market, economic, political and regulatory conditions. Factors considered may include analysis of earnings, cash flow, competitive position and management ability. Quantitative analysis of these and other factors also may be considered. The Fund may invest in foreign securities (directly and through depositary receipts). To manage risk, the portfolio managers generally limit position sizes, diversify among sectors and adhere to a strong sell discipline.

In connection with changes to the Fund’s principal investment strategies, Credit Risk, Interest Rate Risk and REIT Risk are no longer principal risks of the Fund.

BOARD CONSIDERATIONS

The Board, including the Independent Trustees, approved the Cornerstone Sub-Investment Advisory Agreement at an in-person meeting on June 23, 2011. The Board considered information provided and discussions held at the June 23, 2011 meeting.

The Independent Trustees met separately from the “interested” Trustees of the Trust and any officers of Aston, Cornerstone or their affiliates to consider approval of the Cornerstone Sub-Investment Advisory Agreement and were assisted by independent legal counsel in their deliberations. Among the matters considered by the Board, including the Independent Trustees, in connection with the approval of the Cornerstone Sub-Investment Advisory Agreement were the following:

Nature, Quality and Extent of Services. The Board considered the nature, extent and quality of services expected to be provided under the Cornerstone Sub-Investment Advisory Agreement. The Board considered the reputation, qualifications and background of Cornerstone, and its operational and compliance infrastructure. The Board also considered Cornerstone’s investment approach, the experience and skills of investment personnel responsible for the day-to-day investment management of the Fund and the resources made available to such personnel. The Board also considered Cornerstone’s experience with institutional and separately managed accounts. On the basis of this evaluation, the Board concluded that the nature, quality and extent of services to be provided by Cornerstone are expected to be satisfactory.

Fees, Profitability and Economies of Scale. The Board considered the subadvisory fee rate under the Cornerstone Sub-Investment Advisory Agreement as well as the overall management fee structure of

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the Fund. The Board considered that the subadvisory fee rate was negotiated at arm’s length between Aston and Cornerstone, an unaffiliated third party, and that Aston would compensate Cornerstone from the investment advisory fee it receives from the Fund. As part of its review of the investment advisory agreement with Aston, the Board considered whether there will be economies of scale with respect to the overall fee structure of the Fund and whether the Fund will benefit from any economies of scale.

The Board concluded that the proposed subadvisory fee rate was reasonable in light of the nature, quality and extent of services to be provided and that economies of scale were limited at this time.

Other Benefits to the Subadviser. The Board also considered the character and amount of other incidental benefits expected to be received by Cornerstone. The Board considered potential benefits to Cornerstone from the use of “soft dollars” to pay for research services generated by parties other than the executing broker-dealer. The Board concluded that the subadvisory fee was reasonable, taking into account any other benefits expected to be received by Cornerstone from its relationship with the Fund.

Conclusion. Based on all of the information considered and the conclusions reached, the Board determined that the terms of the Cornerstone Sub-Investment Advisory Agreement are fair and reasonable, and that the approval of the Cornerstone Sub-Investment Advisory Agreement is in the best interests of the Fund. No single factor was determinative in the Board’s analysis.

DESCRIPTION OF THE SUB-INVESTMENT ADVISORY AGREEMENT

The terms of the Cornerstone Sub-Investment Advisory Agreement, which is attached hereto as Appendix A, are described below.

Investment Management Services. The Cornerstone Sub-Investment Advisory Agreement provides that the Subadviser shall manage the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment objective, policies and limitations and administer the Fund’s affairs to the extent requested by, and subject to, the oversight of the Board.

Brokerage. The Cornerstone Sub-Investment Advisory Agreement authorizes the Subadviser to select brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, subject to its obligation to obtain best execution under the circumstances, which may take account of the overall quality of brokerage and research services provided to the Subadviser. The agreement permits the Subadviser to rely on Section 28(e) of the Securities Exchange Act of 1934, as amended, in placing brokerage transactions. Under that section, a commission paid to a broker may be higher than that which another qualified broker would have charged for effecting the same transaction, provided the Subadviser determines in good faith that the commission is reasonable in terms of either the transaction or the overall responsibility of the Subadviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.

Expenses. The Cornerstone Sub-Investment Advisory Agreement provides that the Subadviser agrees to pay all expenses it incurs in connection with its activities under the agreement other than the cost of securities purchased for the Fund (including brokerage commissions and other related expenses).

Compensation. Under the Cornerstone Sub-Investment Advisory Agreement, Aston pays the Subadviser a management fee out of the investment advisory fee it receives from the Fund, in an amount equal to fifty percent (50%) of the positive difference, if any, of the investment advisory fee payable to Aston minus the sum of: (i) any investment advisory fees waived by Aston pursuant to an expense limitation or reimbursement agreement with the Fund, (ii) any expenses reimbursed by Aston pursuant to

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an expense limitation or reimbursement agreement with the Fund, and (iii) any payments by Aston to third parties who provide distribution, shareholder or similar services to the Fund. If the foregoing calculation results in a negative amount, such amount shall be payable by Cornerstone within 30 days of receipt of notice from Aston.

Aston receives a fee based on the Fund’s average daily net assets, computed daily and payable monthly at the annual rate of 0.80%.

Limitation on Liability. Under the Cornerstone Sub-Investment Advisory Agreement, the Subadviser and its directors, officers, stockholders, employees and agents will not be liable for any error of judgment or mistake of law or for any loss suffered by Aston or the Trust in connection with any matters to which the agreement relates or for any other act or omission in the performance by the Subadviser of its duties under the agreement, except that nothing in the agreement shall be construed to protect the Subadviser against any liability by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or for its reckless disregard of its obligations or duties under the agreement. The Cornerstone Sub-Investment Advisory Agreement also includes an indemnity provision which requires Aston and Cornerstone to indemnify each other for certain losses.

Term. The Cornerstone Sub-Investment Advisory Agreement for the Fund was effective as of July 15, 2011 and has an initial term ending on December 31, 2012. The Cornerstone Sub-Investment Advisory Agreement will continue in effect from year to year thereafter if such continuance is approved on behalf of the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.

Termination. The Cornerstone Sub-Investment Advisory Agreement may be terminated at any time without the payment of any penalty upon sixty (60) days’ written notice to or by the Subadviser. In addition, the Cornerstone Sub-Investment Advisory Agreement may be terminated upon less than sixty (60) days’ notice to Cornerstone upon a material breach of the agreement or if the Board determines that other circumstances have, or likely will have, a material adverse effect on Cornerstone’s abilities to perform its obligations under the agreement, including notification of the departure of a portfolio manager or other key personnel change. The Cornerstone Sub-Investment Advisory Agreement terminates automatically without the payment of any penalty upon its assignment or upon termination of the advisory agreement.

Other. The Cornerstone Sub-Investment Advisory Agreement includes a non-solicitation provision under which Cornerstone cannot solicit Fund shareholders to request redemption of their shares of any series of the Trust.

INFORMATION CONCERNING ASTON AND THE SUBADVISER

Aston. Aston Asset Management, LP, 120 North LaSalle Street, 25th Floor, Chicago, Illinois 60602, is the investment adviser to the Fund. Aston is a majority-owned and independently managed indirect subsidiary of Affiliated Managers Group, Inc. (“AMG”). Aston was formed in 2006, and as of August 31, 2011, Aston had approximately $9.0 billion in assets under management. AMG, a Delaware corporation, is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

Cornerstone. Cornerstone Investment Partners, LLC is located at Phipps Tower, 3438 Peachtree Road NE, Suite 900, Atlanta, GA 30326. Cornerstone is a registered investment adviser. It is 100% owned by its employees. The firm provides investment advisory services to individuals, pension and profit-sharing plans, corporations, state or municipal government entities, other pooled investment

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vehicles, trusts, estates and charitable organizations. As of August 31, 2011, Cornerstone had approximately $3.0 billion in assets under management.

Information regarding the principal executive officers and directors of Aston and Cornerstone is shown in Appendix B.

DISTRIBUTOR AND ADMINISTRATOR

Set forth below are the names and addresses of the Trust’s distributor and administrator:

DISTRIBUTOR	ADMINISTRATOR

BNY Mellon Distributors Inc. 760 Moore Road King of Prussia, PA 19406	Aston Asset Management, LP 120 North LaSalle Street 25th Floor Chicago, IL 60602

BROKERAGE COMMISSIONS

During the fiscal year ended October 31, 2010, no commissions were paid to any affiliated broker.

OUTSTANDING SHARES AND BENEFICIAL OWNERSHIP OF SHARES

As of August 31, 2011, there were 2,518,147.95 issued and outstanding Class N shares of the Fund and 12,445.82 Class I shares of the Fund.

To the best knowledge of the Trust, the persons who owned of record or beneficially 5% or more of the outstanding shares of the Fund as of August 31, 2011 are shown in Appendix C. To the best knowledge of the Trust, as of January 31, 2011, the Trustees and executive officers of the Trust as a group beneficially owned less than 1% of the shares of the Fund.

OTHER INFORMATION

The Fund’s most recent annual and semi-annual reports are available upon request without charge by writing the Trust at P.O. Box 9765, Providence, Rhode Island 02940, by calling toll free 1-800-992-8151 or by downloading them at www.astonfunds.com. To help reduce Fund expenses and environmental waste, the Fund combines mailings for multiple accounts going to a single household by delivering the Fund’s reports and information statements in a single envelope. If you do not want to continue consolidating your Fund mailings and prefer to receive separate mailings with multiple copies of Fund reports and information statements, or if you currently receive multiple copies and would like to request a single copy, please call one of the Fund’s representatives at 1-800-992-8151 or write to the address above.

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INDEX OF APPENDICES

APPENDIX A:	CORNERSTONE SUB-INVESTMENT ADVISORY AGREEMENT

APPENDIX B:	PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF ASTON AND CORNERSTONE

APPENDIX C:	BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

APPENDIX A

SUB-INVESTMENT ADVISORY AGREEMENT

BETWEEN ASTON ASSET MANAGEMENT, LP

AND CORNERSTONE INVESTMENT PARTNERS, LLC

SUB-INVESTMENT ADVISORY AGREEMENT (the “Agreement”) made this 15th day of July, 2011 by and between ASTON ASSET MANAGEMENT, LP (hereinafter referred to as the “Investment Adviser”) and CORNERSTONE INVESTMENT PARTNERS, LLC (hereinafter referred to as the “Subadviser”), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

W I T N E S S E T H:

WHEREAS, the Investment Adviser has been retained by Aston Funds, a Delaware statutory trust (the “Trust”), a registered management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide investment advisory services to the Trust with respect to certain series of the Trust set forth in Schedule A hereto as may be amended from time to time (hereinafter referred to as a “Fund” and, collectively, the “Funds” of the Trust);

WHEREAS, the Investment Adviser wishes to enter into a contract with the Subadviser to provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investment commitments with respect to such portion of the Funds’ assets as shall be allocated to the Subadviser by the Investment Adviser from time to time (the “Allocated Assets”), subject to oversight by the Trustees of the Trust and the supervision of the Investment Adviser.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:

1.            In accordance with the Investment Advisory Agreement between the Trust and the Investment Adviser (“Investment Advisory Agreement”) with respect to the Funds, the Investment Adviser hereby appoints the Subadviser to act as subadviser with respect to the Allocated Assets for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services set forth herein, for the compensation provided herein.

2.            As compensation for the services enumerated herein, the Investment Adviser will pay the Subadviser a fee with respect to the Allocated Assets, which shall be calculated and payable monthly in arrears based on the average daily net assets of the Fund, in an amount equal to 50% of the positive difference, if any, of (x) the advisory fee payable to the Investment Adviser with respect to the Allocated Assets of the Fund (before reduction of the fee payable to Subadviser) minus (y) the sum of: (i) any investment advisory fees waived by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, (ii) any reimbursement of expenses by the Investment Adviser pursuant to an expense limitation or reimbursement agreement with the Fund, and (iii) any payments made by the Investment Adviser to third parties that provide distribution, shareholder services or similar services on behalf of the Fund. If the foregoing calculation results in a negative amount, such amount shall be payable by the Subadviser within 30 days of receipt of notice from the Investment Adviser, which notice shall include the basis for the calculation.

For the purposes of this Agreement, a Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus (as used herein, this term includes the related Statement of Additional Information).

If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Subadviser’s compensation for such fraction of the month shall be prorated based on the number of calendar days of such month during which the Agreement is effective.

3.            This Agreement shall become effective with respect to a Fund as of the date set forth opposite the Fund’s name as set forth on Schedule A hereto (the “Effective Date”), provided that it has been approved by the Trustees of the Trust in accordance with the provisions of the 1940 Act and the rules thereunder and, if so required by the 1940 Act and the rules thereunder, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

4.            This Agreement shall continue in effect for the initial term set forth in Schedule A. It shall be renewed automatically thereafter with respect to a Fund by the Investment Adviser and the Subadviser for successive periods not exceeding one year, if and only if such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the 1940 Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trust’s Trustees, who are not parties to such Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement will terminate with respect to a Fund without the payment of any penalty upon termination of the Investment Advisory Agreement relating to the Fund by either party thereto (accompanied by simultaneous notice to the Subadviser) or upon sixty days’ written notice to the Subadviser that the Trustees of the Trust, the Investment Adviser or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the 1940 Act, have terminated this Agreement. Notwithstanding the foregoing, this Agreement may be terminated upon less than sixty days’ notice to the Subadviser upon a material breach of this Agreement or if the Trustees determine that other circumstances have, or likely will have, a material adverse effect on the Subadviser’s abilities to perform its obligations hereunder, including without limitation, notification of the departure of a portfolio manager of the Fund or other key personnel change. This Agreement may also be terminated by the Subadviser with respect to a Fund without penalty upon sixty days’ written notice to the Investment Adviser and the Trust.

This Agreement shall terminate automatically with respect to a Fund in the event of its assignment or, upon notice thereof to the Subadviser, the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund if so required by the 1940 Act (in each case as the term “assignment” is defined in Section 2(a)(4) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission (“SEC”) by any rule, regulation, order or interpretive guidance).

5.            Subject to the oversight of the Board of Trustees of the Trust and the Investment Adviser, the Subadviser will provide an investment program for the Allocated Assets, including investment research and management with respect to securities and investments, including cash and cash equivalents, and will determine from time to time what securities and other investments will be purchased, retained or sold. The Subadviser will provide the services under this Agreement in accordance with each Fund’s investment objective, policies and restrictions as stated in the Prospectus, as provided to the Subadviser by the Investment Adviser. The Subadviser further agrees that, in all matters relating to the performance of this Agreement, it:

(a) shall act in conformity with the Trust’s Declaration of Trust, By-Laws and currently effective registration statements under the 1940 Act and the Securities Act of 1933 (the “1933 Act”) and any amendments or supplements thereto (the “Registration Statements”) and with the written policies, procedures and guidelines of each Fund, and written instructions and directions of the Trustees of the Trust and shall comply with the requirements of the 1940 Act and the Investment Advisers Act of

1940 (the “Advisers Act”) and the rules thereunder, and all other applicable federal and state laws and regulations. The Trust agrees to provide Subadviser with copies of the Trust’s Declaration of Trust, By-Laws, Registration Statements, written policies, procedures and guidelines, and written instructions and directions of the Trustees, and any amendments or supplements to any of them at, or, if practicable, before the time such materials, instructions or directives become effective;

(b) will maintain at all times during the term of this Agreement, in full force and effect, insurance, including without limitation errors and omissions insurance, with reputable insurance carriers, in such amounts, covering such risks and liabilities, and with such deductibles and self-insurance as are consistent with customary industry practice;

(c) will pay expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for each Fund, provided that the Subadviser will not pay for or provide a credit with respect to any research provided to it in accordance with Section 5(d);

(d) will place orders pursuant to its investment determinations for the Allocated Assets either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Subadviser will attempt to obtain the best overall price and the most favorable execution of its orders. Subject to policies established by the Trustees of the Trust and communicated to the Subadviser, it is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of a Fund, or be in breach of any obligation owing to the Investment Adviser or the Trust or in respect of a Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Subadviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 and interpretive guidance issued by the SEC thereunder) provided by such member, broker or dealer, viewed in terms of that particular transaction or the Subadviser’s overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion;

(e) will review the daily valuation of securities comprising the Allocated Assets of each Fund as obtained on a daily basis by the Fund’s administrator and furnished by it to Subadviser, and will promptly notify the Trust and the Investment Adviser if the Subadviser believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Subadviser is not required by this subparagraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities;

(f) unless otherwise instructed, will be responsible for voting all proxies of the Allocated Assets in accordance with the Proxy Voting Policies and Guidelines of Subadviser (the “Proxy Policy”), provided that such Proxy Policy and any amendments thereto are furnished to the Trust;

(g) will attend regular business and investment-related meetings with the Trust’s Board of Trustees and the Investment Adviser if requested to do so by the Trust and/or the Investment Adviser, and at its expense, shall supply the Board, the officers of the Trust, and the Investment Adviser with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder;

(h) will maintain books and records with respect to the securities transactions for the Allocated Assets of each Fund and proxy voting record for the Allocated Assets of the Fund, furnish to the Investment Adviser and the Trust’s Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Investment Adviser all of the Subadviser’s reports to the Trust’s Board of Trustees for examination and review within a reasonable time prior to the Trust’s Board meetings; and

(i) will pay expenses incurred by the Trust for any matters related to any transaction or event that is deemed to result in a change of control of the Subadviser or otherwise result in the assignment of the Sub-Investment Advisory Agreement under the 1940 Act.

6.            The Investment Adviser or its affiliates may, from time to time, engage other subadvisers to advise other series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a “Sub-Advised Fund”). The Subadviser agrees that it will not consult with any other subadviser engaged by the Investment Adviser or its affiliates with respect to transactions in securities or other assets concerning a Fund or another Sub-Advised Fund, except to the extent permitted by the rules under the 1940 Act that permit certain transactions with a subadviser or its affiliates.

7.            Subadviser agrees with respect to the services provided to each Fund that:

(a) it will promptly communicate to the Investment Adviser such information relating to Fund transactions as the officers and Trustees of the Trust may reasonably request and as communicated to the Subadviser;

(b) it will treat confidentially and as proprietary information of the Trust all records and other information relative to each Fund and its prior, present or potential shareholders (“Confidential Information”), will comply at all times with all applicable laws and regulations relating to the confidentiality of “nonpublic personal information” including the Gramm-Leach-Bliley Act or other federal or state privacy laws and the regulations promulgated thereunder, and will not use such Confidential Information for any purpose other than the performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Subadviser is advised by counsel that the Subadviser may be exposed to civil or criminal contempt or other proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust); and

(c) during the term of this Agreement and for a period of eighteen (18) months following the termination of this Agreement, Subadviser (and its directors, officers, stockholders, employees, and agents) will not, directly or indirectly, solicit or induce any of the Fund’s shareholders to be withdrawn from investment in any series of the Trust.

8.            Each party represents and warrants to the other party that the execution, delivery and performance of this Agreement is within its powers and have been duly authorized by all necessary actions of its directors or members, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of either party for execution, delivery and performance of this Agreement, and the execution, delivery and performance by either party of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) such party’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon such party.

9             In compliance with the requirements of Rule 31a-3 under the 1940 Act, Subadviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust’s request, provided that Subadviser may retain copies thereof at its own expense. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act relating to transactions placed by Subadviser for the Fund. Subadviser further agrees to maintain each Fund’s proxy voting record with respect to the Allocated Assets in a form mutually agreeable between the parties and which contains the information required by Form N-PX under the 1940 Act.

10.            It is expressly understood and agreed that the services to be rendered by the Subadviser to the Investment Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Subadviser shall be free to provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby. In addition, but without limiting any separate agreement between the Subadviser and the Investment Adviser to the contrary, nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser who may also be a Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

11.            The Investment Adviser agrees that it will furnish currently to the Subadviser all information with reference to each Fund and the Trust that is reasonably necessary to permit the Subadviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Subadviser procedures consistent with the Trust’s contract with each Fund’s custodian from time to time (the “Custodian”), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for each Fund by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Fund, and Subadviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

12.            The Subadviser and its directors, officers, stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or the Trust in connection with any matters to which this Agreement relates or for any other act or omission in the performance by the Subadviser of its duties under this Agreement except that nothing herein contained shall be construed to protect the Subadviser against any liability by reason of the Subadviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.

13.            Each party shall indemnify and hold harmless the other party and its respective control persons (as described in Section 15 of the 1933 Act) and their respective directors, stockholders, members and employees (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities or expenses (including reasonable legal and other expenses of investigating or defending any alleged loss, claim, damages or liabilities) to which any of the Indemnitees may become subject under the 1933 Act, the 1940 Act, or the Advisers Act, or under any other statute, at common law or otherwise, arising out of or based on (i) any willful misfeasance, bad faith, or gross negligence of the other party in the performance of, or reckless disregard of, any of its duties or obligations hereunder, or (ii) any material breach of this Agreement by the other party.

14.            If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. Except to the extent governed by federal law including the 1940 Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principles of conflicts of law thereunder.

15.            No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Trust until approved as required by applicable law.

16.            Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:

To the Investment Adviser at:

Aston Asset Management, LP

120 N. LaSalle Street

25th Floor

Chicago, IL 60602

Attn: President

Facsimile: (312) 268-1380

To the Subadviser at:

Cornerstone Investment Partners, LLC

Phipps Tower

3438 Peachtree Rd. N.E., Suite 900

Atlanta, GA 30326

Attn: Managing Partner

Facsimile: (404) 751-3889

To a Fund or the Trust at:

Aston Funds

120 N. LaSalle Street

25th Floor

Chicago, IL 60602

Attn: President

Facsimile: (312) 268-1380

or addressed as such party may from time to time designate by notice to other parties in accordance herewith.

17.            The Subadviser agrees that for any claim by it against a Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of a Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

[The Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ASTON ASSET MANAGEMENT, LP

By:

Name: Kenneth Anderson

Title: President

CORNERSTONE INVESTMENT PARTNERS, LLC

By:

Name: Wayne Holbrook

Title: COO/CCO

SCHEDULE A

Fund	Effective Date	Initial Term

ASTON/Cornerstone Large Cap Value Fund	July 15, 2011	December 31, 2012

APPENDIX B

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF ASTON AND CORNERSTONE

Principal Officers and Partners of Aston

Name and Address	Principal Occupation

Stuart D. Bilton, CFA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	Chief Executive Officer and Partner

Kenneth C. Anderson, CPA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	President and Partner

Gerald F. Dillenburg, CPA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	Chief Compliance Officer and Partner

Laura M. Curylo, CPA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	Chief Financial Officer

Principal Officers and Directors of Cornerstone

Name and Address	Principal Occupation

John Campbell, CFA Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Chief Investment Officer and Partner

Wayne Holbrook Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Chief Operating Officer and Chief Compliance Officer

Rick van Nostrand, CFA Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Partner and Portfolio Manager

Chris Reynolds Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Director of Marketing

B-1

Name and Address	Principal Occupation

Neilson Brown Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Partner and Portfolio Manager

Edward C. Mitchell Jr. Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Partner and Portfolio Manager

Randy Pirkle Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Partner and Portfolio Manager

Fred Wetzel Phipps Tower 3438 Peachtree Rd. N.E., Suite 900 Atlanta, GA 30326	Partner and Portfolio Manager

B-2

APPENDIX C

BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

AS OF AUGUST 31, 2011

ASTON/Cornerstone Large Cap Value Fund

Title of Class	Shareholder Name and Address	Shares Owned	Percent of Class

Class N	DCGT AS TTEE AND/OR CUST FBO PRINCIPAL FINANCIAL GROUP QUALIFIED PRIN ADVTG OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES, IA 50303	790,355.134	31.3864%

Class N	DCGT AS TTEE AND/OR CUST FBO PRINCIPAL FINANCIAL GROUP QUALIFIED FIA OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES, IA 50303	661,473.320	26.2683%

Class N	NATIONAL FINANCIAL SERVICES FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 5TH FL 200 LIBERTY ST 1 WORLD FINANCIAL CE NEW YORK, NY 10281	378,673.351	15.0378%

Class I	GERALD DILLENBURG & CHERYL DILLENBURG JTWROS 120 N LASALLE ST 25TH FLOOR CHICAGO, IL 60602	12,445.819	100.0000%

C-1

September 29, 2011

ASTON FUNDS

ASTON/Cornerstone Large Cap Value Fund

(formerly known as ASTON Value Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

An Information Statement regarding ASTON/Cornerstone Large Cap Value Fund (the “Fund”) is available for your review. This Notice presents only an overview of the more complete Information Statement that is available to you via the Internet. You are encouraged to access and review all of the important information contained in the Information Statement.

The Information Statement provides important information relating to the Fund’s subadviser. Cornerstone Investment Partners, LLC (“Cornerstone”) was appointed as the new subadviser to the Fund effective July 15, 2011 (the “Effective Date”). In addition, the sub-investment advisory agreement with MFS Institutional Advisors Inc. was terminated as of the Effective Date, and the Fund changed its name to ASTON/Cornerstone Large Cap Value Fund.

The Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order granted to Aston and Aston Funds by the Securities and Exchange Commission (“SEC”). The order permits Aston to enter into or materially amend subadvisory agreements without shareholder approval. The Board of Trustees of Aston Funds must approve such subadvisory agreements or amendments, and shareholders of the Fund must be provided with specified information within 90 days of the hiring of any new subadviser. Additionally, Aston Funds is relying on interpretive guidance from the staff of the SEC’s Division of Investment Management that allows it to make the Information Statement available via the Internet in lieu of physical delivery.

The full information statement will be available on the Aston Funds website at http://www.astonfunds.com/forms-prospectuses/additional-sec-filings from October 4, 2011 until January 2, 2012. A paper or electronic copy of the full Information Statement may be obtained, without charge, by contacting Aston Funds at (800) 992-8151.

Paper or electronic copies of the Information Statement are available without charge upon request.